PRIOR OBLIGATION INFORMATION	LOAN NUMBER	ACCT. NUMBER	NOTE DATE	NOTE AMOUNT	MATURITY DATE
	0130011704	300117	02/02/12	$2,815,892.00	02/02/22

AMENDED OBLIGATION INFORMATION	LOAN NUMBER	ACCT. NUMBER	MODIFICATION DATE	NOTE AMOUNT
	0130011704	300117	December 11, 2013	$2,667,712.96
	MATURITY DATE	INDEX (w/margin)	INTEREST RATE	INITIALS
	02/02/22	Not Applicable	5.000%	2100
		Creditor Use Only		

DEBT MODIFICATION AGREEMENT

DATE AND PARTIES. The date of this Debt Modification Agreement (Modification) is December 11, 2013. The parties and their addresses are:

LENDER:
ANB BANK
3033 E. First Avenue
Denver, CO 80206
Telephone: (303) 394-5100

BORROWER:
ELDORADO ARTESIAN SPRINGS, INC.
a Colorado Corporation
1783 Dogwood Street
Louisville, CO 80027

DOUGLAS A. LARSON
31 Fowler Lane
Eldorado Springs, CO 80025

KEVIN M. SIPPLE
12 Baldwin Circle
Eldorado Springs, CO 80025

JEREMY S. MARTIN
2707 4th Street
Boulder, CO 80304

1. DEFINITIONS. In this Modification, these terms have the following meanings:

A. Pronouns. The pronouns "I," "me," and "my" refer to each Borrower signing this Modification, individually and together with their heirs, executors, administrators, successors, and assigns, and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this Loan. "You" and "your" refer to the Lender, with its participants or syndicators, successors and assigns, or any person or entity that acquires an interest in the Modification or the Prior Obligation.

B. Amended Obligation. Amended Obligation is the resulting agreement that is created when the Modification amends the Prior Obligation. It is described above in the AMENDED OBLIGATION INFORMATION section.

C. Loan. Loan refers to this transaction generally. It includes the obligations and duties arising from the terms of all documents prepared or submitted in association with the Prior Obligation and this modification, such as applications, security agreements, disclosures, notes, agreements, and this Modification.

D. Modification. Modification refers to this Debt Modification Agreement.

E. Prior Obligation. Prior Obligation refers to my original agreement described above in the PRIOR OBLIGATION INFORMATION section, and any subsequent extensions, renewals, modifications or substitutions of it.

2. BACKGROUND. You and I have previously entered into a Prior Obligation. As of the date of this Modification, the outstanding, unpaid balance of the Prior Obligation is $2,667,712.96. Conditions have changed since the execution of the Prior Obligation instruments. In response, and for value received, you and I agree to modify the terms of the Prior Obligation, as provided for in this Modification.

3. CONTINUATION OF TERMS. I agree and understand that all other terms and provisions in the Prior Obligation survive and continue in full force and effect, except to the extent that they are specifically and expressly amended by this Modification. The express amendment of a term does not amend related or other terms - even if the related or other terms are contained in the same section or paragraph of the Prior Obligation. For illustration purposes only, a modification of the interest rate to be paid during the term of the loan would not modify the default rate of interest even though both of those terms are described in the Prior Obligation in a common section titled "Interest". The term "Prior Obligation" includes the original instrument and any modifications prior to this Modification.

4. TERMS. The Prior Obligation is modified as follows:

A. Interest. Our agreement for the payment of interest is modified to read:

(1) INTEREST. Interest will accrue on the unpaid Principal balance of the Loan at the rate of 5.000 percent (Interest Rate).

(a) Interest After Default. If you declare a default under the terms of the Loan, including for failure to pay in full at maturity, you may increase the Interest Rate otherwise payable as described in this section. In such event, interest will accrue on the unpaid Principal balance of the Loan at 28.000 percent until paid in full.

B. Maturity and Payments. The maturity and payment provisions are modified to read:

(1) PAYMENT. I agree to pay the Loan in 98 payments. The Loan is amortized over 240 payments. I will make 97 payments of $17,690.64 beginning on January 2, 2014, and on the 2nd day of each month thereafter. A single "balloon payment" of the entire unpaid balance of Principal and interest will be due February 2, 2022.

Payments will be rounded to the nearest $.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf. Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.

C. Fees and Charges. As additional consideration for your consent to enter into this Modification, I agree to pay, or have paid these additional fees and charges:

(1) Nonrefundable Fees and Charges. The following fees are earned when collected and will not be refunded if I prepay the Loan before the scheduled maturity date.

Flood Certificate. A(n) Flood Certificate fee of $84.00 payable from separate funds on or before today's date.
Interest Due Thru 12/11/2013. A(n) Interest Due Thru 12/11/2013 fee of $3,668.10 payable from separate funds on or before today's date.

(2) Late Charge. If a payment is more than 10 days late, I will be charged 5.000 percent of the Amount of Payment or $25.00, whichever is greater. I will pay this late charge promptly but only once for each late payment.

5. WAIVER. I waive all claims, defenses, setoffs, or counterclaims relating to the Prior Obligation, or any document securing the Prior Obligation, that I may have. Any party to the Prior Obligation that does not sign this Modification, shall remain liable under the terms of the Prior Obligation unless released in writing by you.

6. REASON(S) FOR MODIFICATION. A. To change the interest rate from Wall Street Journal Prime plus 2.00% adjusting every 5 years with a floor rate of 5.50% to 5.00% fixed.
B. To provide a new Commercial Loan Agreement.

7. ADDITIONAL TERMS. I shall pay a prepayment penalty of 1% of any principal under the Note that I pay before it is due. If I make any such prepayment of principal on this Note, you may automatically apply the appropriate portion of that payment to the prepayment penalty rather than to principal, though your failure to do so will not relieve me of the obligation to pay the penalty. This prepayment penalty shall not apply to prepayments made from sales of collateral for the Loan to unrelated third parties.

All of the terms and conditions of the Prior Obligations remain in full force and effect unless changed by explicit and unequivocal language in this Debt Modification Agreement.

This Debt Modification Agreement is a continuation of that Promissory Note dated February 02, 2012 and any amendments and modifications thereto and represents a continuation of the indebtedness evidenced thereby. Loan balances referred to in this agreement may be the balances in effect as of the date this agreement was prepared. All terms and conditions, except as specifically modified herein, of the Prior Obligations are hereby ratified and confirmed. Consent by Lender to this Modification does not waive Lender's right to require strict performance of the Prior Obligations, as modified, nor obligate Lender to make any future modifications. Borrower affirms that the Lender has fully performed its obligations in regard to the indebtedness hereby being modified, and that Borrower has no defenses to payment or right of offset against payments otherwise due.

IMPROVED REAL ESTATE: If this note is secured by improved real property, and should the real property at any time become located in an area designated by the Director of the Federal Emergency Management Agency as a special flood hazard area, Grantor agrees to obtain and maintain Federal Flood Insurance for the full unpaid principal balance of the loan and any prior liens on the property securing the loan, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Lender, and to maintain such insurance for the term of the loan.

GOVERNING LAW, WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. I, BY MY EXECUTION OF THIS AGREEMENT, ACKNOWLEDGE AND AGREE THAT IN CONNECTION WITH ANY LITIGATION, ACTION, CLAIM, SUIT OR PROCEEDING, AT LAW OR IN EQUITY, ARISING OUT OF, PERTAINING TO OR IN ANY WAY ASSOCIATED WITH THIS AGREEMENT, THE LOAN, THE PROPERTY, ANY SECURITY RELATING TO THE LOAN OR ANY OTHER LOAN DOCUMENTS, YOUR RELATIONSHIP WITH ME OR THE ACTIONS OF THE PARTIES HERETO IN CONNECTION WITH ANY OF THE FOREGOING, (i) THE PARTIES WAIVE ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY TRIAL BY JURY AND THE RIGHT TO CLAIM OR RECEIVE CONSEQUENTIAL (THAT IS, SPECIAL OR INDIRECT) OR PUNITIVE DAMAGES, (ii) YOU AND WE AGREE THAT ANY PROCEEDING RELATING TO THE FOREGOING WILL BE LITIGATED IN THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF COLORADO AND CONSENT AND SUBMIT TO THE JURISDICTION OF SUCH COURTS, AGREE TO INSTITUTE ANY SUCH LITIGATION IN SUCH COURTS, CONSENT TO SERVICE OF PROCESS BY MAIL AND WAIVE ANY RIGHT WE MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT IN SUCH COURTS ARISING OUT OF THE MATTERS DESCRIBED ABOVE.

LATE FEES. In addition to any other amounts payable under any Loan Document, if any monthly or other periodic payment of principal, interest or any other amount payable by me is not paid within 10 days after it is due, I will also immediately pay a late fee equal to the greater of 5% of the delinquent payment or $25 (or, if less, the maximum amount permitted by applicable law). Such amount shall be immediately due under this Note and my obligation to pay it shall be an additional obligation secured by the Property and shall not limit any other rights or remedies you may have in connection with any default that may exist by virtue of such late payment or otherwise.

8. SIGNATURES. By signing, I agree to the terms contained in this Modification. I also acknowledge receipt of a copy of this Modification.

BORROWER:

Eldorado Artesian Springs, Inc.

By____________________
Douglas A. Larson, President

By____________________
Kevin M. Sipple, Vice President

By____________________
Jeremy S. Martin, Vice President

____
Douglas A. Larson
Individually

____
Kevin M. Sipple
Individually

____
Jeremy S. Martin
Individually

LENDER:

ANB Bank

By____________________
Art Nobles, Banking Officer III, VP

LOAN NUMBER	LOAN NAME	ACCT. NUMBER	AGREEMENT DATE	INITIALS
0130011704	Eldorado Artesian Springs, Inc.	300117	12/11/13	2100
NOTE AMOUNT	INDEX (w/Margin)	RATE	MATURITY DATE	LOAN PURPOSE
$2,667,712.96	Not Applicable	5.000%	02/02/22	Commercial
		Creditor Use Only		

COMMERCIAL LOAN AGREEMENT

Single Advance Loan

DATE AND PARTIES. The date of this Commercial Loan Agreement (Agreement) is December 11, 2013. The parties and their addresses are as follows:

LENDER:
ANB BANK
3033 E. First Avenue
Denver, CO 80206

BORROWER:
ELDORADO ARTESIAN SPRINGS, INC.
a Colorado Corporation
1783 Dogwood Street
Louisville, CO 80027

DOUGLAS A. LARSON
31 Fowler Lane
Eldorado Springs, CO 80025

KEVIN M. SIPPLE
12 Baldwin Circle
Eldorado Springs, CO 80025

JEREMY S. MARTIN
2707 4th Street
Boulder, CO 80304

1. DEFINITIONS. For the purposes of this Agreement, the following terms have the following meanings.

A. Accounting Terms. In this Agreement, any accounting terms that are not specifically defined will have their customary meanings under generally accepted accounting principles.

B. Insiders. Insiders include those defined as insiders by the United States Bankruptcy Code, as amended; or to the extent left undefined, include without limitation any officer, employee, stockholder or member, director, partner, or any immediate family member of any of the foregoing, or any person or entity which, directly or indirectly, controls, is controlled by or is under common control with me.

C. Loan. The Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction.

D. Loan Documents. Loan Documents refer to all the documents executed as a part of or in connection with the Loan.

E. Pronouns. The pronouns "I", "me" and "my" refer to every Borrower signing this Agreement, individually and together with their heirs, successors and assigns, and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this Agreement. "You" and "your" refers to the Loan's lender, any participants or syndicators, successors and assigns, or any person or company that acquires an interest in the Loan.

F. Property. Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.

2. SINGLE ADVANCE. In accordance with the terms of this Agreement and other Loan Documents, you will provide me with a term note in the amount of $2,667,712.96 (Principal). I will receive the funds from this Loan in one advance. No additional advances are contemplated, except those made to protect and preserve your interests as provided in this Agreement or other Loan Documents.

3. MATURITY DATE. I agree to fully repay the Loan by February 2, 2022.

4. WARRANTIES AND REPRESENTATIONS. I make to you the following warranties and representations which will continue as long as this Loan is in effect, except when this Agreement provides otherwise.

A. Power. I am duly organized, and validly existing and in good standing in all jurisdictions in which I operate. I have the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, am qualified to do so in each jurisdiction in which I operate.

B. Authority. The execution, delivery and performance of this Loan and the obligation evidenced by the Note are within my powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which I am a party or to which I am or any of my property is subject.

C. Name and Place of Business. Other than previously disclosed in writing to you I have not changed my name or principal place of business within the last 10 years and have not used any other trade or fictitious name. Without your prior written consent, I do not and will not use any other name and will preserve my existing name, trade names and franchises.

D. Hazardous Substances. Except as I previously disclosed in writing and you acknowledge in writing, no Hazardous Substance, underground tanks, private dumps or open wells are currently located at, on, in, under or about the Property.

E. Use of Property. After diligent inquiry, I do not know or have reason to know that any Hazardous Substance has been discharged, leached or disposed of, in violation of any Environmental Law, from the property onto, over or into any other property, or from any other property onto, over or into the property.

F. Environmental Laws. I have no knowledge or reason to believe that there is any pending or threatened investigation, claim, judgment or order, violation, lien, or other notice under any Environmental Law that concerns me or the property. The property and any activities on the property are in full compliance with all Environmental Law.

G. Loan Purpose. The purpose of this Loan is to modify the existing promissory note.

H. No Other Liens. I own or lease all property that I need to conduct my business and activities. I have good and marketable title to all property that I own or lease. All of my Property is free and clear of all liens, security interests, encumbrances and other adverse claims and interests, except those to you or those you consent to in writing.

I. Compliance With Laws. I am not violating any laws, regulations, rules, orders, judgments or decrees applicable to me or my property, except for those which I am challenging in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its challenge should I lose.

J. Legal Dispute. There are no pending or threatened lawsuits, arbitrations or other proceedings against me or my property that singly or together may materially and adversely affect my property, operations, financial condition, or business.

K. Adverse Agreements. I am not a party to, nor am I bound by, any agreement that is now or is likely to become materially adverse to my business, Property or operations.

L. Other Claims. There are no outstanding claims or rights that would conflict with the execution, delivery or performance by me of the terms and conditions of this Agreement or the other Loan Documents. No outstanding claims or rights exist that may result in a lien on the Property, the Property's proceeds and the proceeds of proceeds, except liens that were disclosed to and agreed to by you in writing.

M. Solvency. I am able to pay my debts as they mature, my assets exceed my liabilities and I have sufficient capital for my current and planned business and other activities. I will not become insolvent by the execution or performance of this Loan.

5. FINANCIAL STATEMENTS. I will prepare and maintain my financial records using consistently applied generally accepted accounting principles then in effect. I will provide you with financial information in a form that you accept and under the following terms.

A. Certification. I represent and warrant that any financial statements that I provide you fairly represents my financial condition for the stated periods, is current, complete, true and accurate in all material respects, includes all of my direct or contingent liabilities and there has been no material adverse change in my financial condition, operations or business since the date the financial information was prepared.

B. Frequency. In addition to the financial statements provided to you prior to closing, I will provide you with current financial statements on an annual basis, or as otherwise requested by you, until I have performed all of my obligations under the Loan and you terminate the Loan in writing.

C. SEC Reports. I will provide you with true and correct copies of all reports, notices or statements that I provide to the Securities and Exchange Commission, any securities exchange or my stockholders, owners, or the holders of any material indebtedness as soon as available or at least within N/A days after issuance.

D. Requested Information. I will provide you with any other information about my operations, financial affairs and condition within 20 days after your request.

E. Additional Financial Statements Term. Within a reasonable time after the end of each of the first three fiscal quarters of each fiscal year, and in any event within 20 days after your request, I will provide you a complete set of my financial statements, including a consolidated balance sheet at the most recently completed fiscal quarter and the related consolidated income statement, statement of equity and statement of cash flows for such quarter, also showing year-to-date information and comparable information for the corresponding quarter and year-to-date of the preceding fiscal year.

I will timely file all required federal state and local tax returns, all such returns when filed will be complete and accurate and in compliance with all applicable legal requirements, and I will furnish complete copies of any such returns to you within 20 days after I file them with the appropriate taxing authority. If I file for an extension of the deadline for filing any return, I will promptly furnish you a copy of such filing for an extension.

6. COVENANTS. Until the Loan and all related debts, liabilities and obligations are paid and discharged, I will comply with the following terms, unless you waive compliance in writing.

A. Participation. I consent to you participating or syndicating the Loan and sharing any information that you decide is necessary about me and the Loan with the other participants or syndicators.

B. Inspection. Following your written request, I will immediately pay for all one-time and recurring out-of-pocket costs that are related to the inspection of my records, business or Property that secures the Loan. Upon reasonable notice, I will permit you or your agents to enter any of my premises and any location where my Property is located during regular business hours to do the following.

(1) You may inspect, audit, check, review and obtain copies from my books, records, journals, orders, receipts, and any correspondence and other business related data.

(2) You may discuss my affairs, finances and business with any one who provides you with evidence that they are a creditor of mine, the sufficiency of which will be subject to your sole discretion.

After prior notice to me, you may discuss my financial condition and business operations with my independent accountants, if any, or my chief financial officer and I may be present during these discussions. As long as the Loan is outstanding, I will direct all of my accountants and auditors to permit you to examine my records in their possession and to make copies of these records. You will use your best efforts to maintain the confidentiality of the information you or your agents obtain, except you may provide your regulator, if any, with required information about my financial condition, operation and business or that of my parent, subsidiaries or affiliates.

C. Business Requirements. I will preserve and maintain my present existence and good standing in the jurisdiction where I am organized and all of my rights, privileges and franchises. I will do all that is needed or required to continue my business or activities as presently conducted, by obtaining licenses, permits and bonds everywhere I engage in business or activities or own, lease or locate my property. I will obtain your prior written consent before I cease my business or before I engage in any new line of business that is materially different from my present business.

D. Compliance with Laws. I will not violate any laws, regulations, rules, orders, judgments or decrees applicable to me or my Property, except for those which I challenge in good faith through proper proceedings after providing adequate reserves to fully pay the claim and its appeal should I lose. Laws include without limitation the Federal Fair Labor Standards Act requirements for producing goods, the federal Employee Retirement Income Security Act of 1974's requirements for the establishment, funding and management of qualified deferred compensation plans for employees, health and safety laws, environmental laws, tax laws, licensing and permit laws. On your request, I will provide you with written evidence that I have fully and timely paid my taxes, assessments and other governmental charges levied or imposed on me, my income or profits and my property. Taxes include without limitation sales taxes, use taxes, personal property taxes, documentary stamp taxes, recordation taxes, franchise taxes, income taxes, withholding taxes, FICA taxes and unemployment taxes. I will adequately provide for the payment of these taxes, assessments and other charges that have accrued but are not yet due and payable.

E. New Organizations. I will obtain your written consent before organizing, merging into, or consolidating with an entity; acquiring all or substantially all the assets of another; materially changing the legal structure, management, ownership or financial condition; or effecting or entering into a domestication, conversion or interest exchange.

F. Dealings with Insiders. I will not purchase, acquire or lease any property or services from, or sell, provide or lease any property or services to, or permit any outstanding loans or credit extensions to, or otherwise deal with, any insiders except as required under contracts existing at the time I applied for the Loan and approved by you or as this Agreement otherwise permits. I will not change or breach these contracts existing at Loan application so as to cause an acceleration of or an increase in any payments due.

G. Other Debts. I will pay when due any and all other debts owed or guaranteed by me and will faithfully perform, or comply with all the conditions and obligations imposed on me concerning the debt or guaranty.

H. Other Liabilities. I will not incur, assume or permit any debt evidenced by notes, bonds or similar obligations, except: debt in existence on the date of this Agreement and fully disclosed to you; debt subordinated in payment to you on conditions and terms acceptable to you; accounts payable incurred in the ordinary course of my business and paid under customary trade terms or contested in good faith with reserves satisfactory to you.

I. Notice to You. I will promptly notify you of any material change in my financial condition, of the occurrence of a default under the terms of this Agreement or any other Loan Document, or a default by me under any agreement between me and any third party which materially and adversely affects my property, operations, financial condition or business.

J. Certification of No Default. On your request, my chief financial officer or my independent accountant will provide you with a written certification that to the best of their knowledge no event of default exists under the terms of this Agreement or the other Loan Documents, and that there exists no other action, condition or event which with the giving of notice or lapse of time or both would constitute a default. As requested, my chief financial officer or my independent accountant will also provide you with computations demonstrating compliance with any financial covenants and ratios contained in this Agreement. If an action, condition or event of default does exist, the certificate must accurately and fully disclose the extent and nature of this action, condition or event and state what must be done to correct it.

K. Use of Loan Proceeds. I will not permit the loan proceeds to be used to purchase, carry, reduce, or retire any loan originally incurred to purchase or carry any margin stock or otherwise cause the Loan to violate Federal Reserve Board Regulations U or X, or Section 8 of the Securities and Exchange Act of 1934 and its regulations, as amended.

L. Dispose of No Assets. Without your prior written consent or as the Loan Documents permit, I will not sell, lease, assign, transfer, dispose of or otherwise distribute all or substantially all of my assets to any person other than in the ordinary course of business for the assets' depreciated book value or more.

M. No Other Liens. I will not create, permit or suffer any lien or encumbrance upon any of my properties for or by anyone, other than you, except for: nonconsensual liens imposed by law arising out of the ordinary course of business on obligations that are not overdue or which I am contesting in good faith after making appropriate reserves; valid purchase money security interests on personal property; or any other liens specifically agreed to by you in writing.

N. Guaranties. I will not guaranty or become liable in any way as surety, endorser (other than as endorser of negotiable instruments in the ordinary course of business) or accommodation endorser or otherwise for the debt or obligations of any other person or entity, except to you or as you otherwise specifically agree in writing.

O. No Default under Other Agreements. I will not allow to occur, or to continue unremedied, any act, event or condition which constitutes a default , or which, with the passage of time or giving of notice, or both, would constitute a default under any agreement, document, instrument or undertaking to which I am a party or by which I may be bound.

P. Legal Disputes. I will promptly notify you in writing of any threatened or pending lawsuit, arbitration or other proceeding against me or any of my property, not identified in my financial statements, or that singly or together with other proceedings may materially and adversely affect my property, operations, financial condition or business. I will use my best efforts to bring about a favorable and speedy result of any of these lawsuits, arbitrations or other proceedings.

Q. Other Notices. I will immediately provide you with any information that may materially and adversely affect my ability to perform this Agreement and of its anticipated effect.

R. No Change in Capital. I will not release, redeem, retire, purchase or otherwise acquire, directly or indirectly, any of my capital stock or other equity security or partnership interest, or make any change in my capital structure, except to the extent required by any agreements signed prior to this Agreement and disclosed to you or with your prior written consent.

S. Loan Obligations. I will make full and timely payment of all principal and interest obligations, and comply with the other terms and agreements contained in this Agreement and in the other Loan Documents.

T. Insurance. I will obtain and maintain insurance with insurers, in amounts and coverages that are acceptable to you and customary with industry practice. This may include without limitation insurance policies for public liability, fire, hazard and extended risk, workers compensation, and, at your request, business interruption and/or rent loss insurance. At your request, I will deliver to you certified copies of all of these insurance policies, binders or certificates. I will obtain and maintain a mortgagee clause (or lender loss payable clause) endorsement - naming you as the loss payee. If you require, I will also obtain an "additional insured" endorsement - naming you as an additional insured. I will immediately notify you of cancellation or termination of insurance. I will require all insurance policies to provide you with at least 10 days prior written notice to you of cancellation or modification. I consent to you using or disclosing information relative to any contract of insurance required by the Loan for the purpose of replacing this insurance. I also authorize my insurer and you to exchange all relevant information related to any contract of insurance required by any document executed as part of this Loan.

U. Reserves. You may set aside and reserve Loan proceeds for Loan interest, fees and expenses, taxes, and insurance. I grant you a security interest in the reserves.

No interest will accrue on any reserve Loan proceeds. Disbursement of reserves is disbursement of the Loan's proceeds. At my request, you will disburse the reserves for the purpose they were set aside for, as long as I am not in default under this Agreement. You may directly pay these reserved items, reimburse me for payments I made, or reduce the reserves and increase the Loan proceeds available for disbursement.

V. Minimum Ratio of Net Income to Interest Expense. During this Agreement's term, I will maintain a ratio of net income before interest and taxes to interest expense of N/A or more as determined on last day of each fiscal year under consistently applied generally accepted accounting principles. For this determination, net income before interest and taxes excludes any extraordinary gains and losses and any gains or losses from the sale or other disposition of assets outside of the ordinary course of business.

W. Minimum After-Tax Net Income. During this Agreement's term, I will maintain an after-tax net income of $N/A or more as determined on the last day of each fiscal year under consistently applied generally accepted accounting principles. For this determination, after-tax net income excludes any extraordinary gains or losses and any gains or losses from the sale or other disposition of assets outside the ordinary course of business.

X. Additional Taxes. I will pay all filing and recording costs and fees, including any recordation, documentary or transfer taxes or stamps, that are required to be paid with respect to this Loan and any Loan Documents.

Y. Additional Covenants. I will provide you with a copy of any information I furnish generally to all or any class of my shareholders, members or other equity owners or creditors, at the same time as I furnish it to them.

I will maintain my primary bank deposit relationship with you. If I at any time do not maintain my primary checking, payroll, escrow and other deposit relationships with you, as determined by you, then you in your discretion may increase the interest rate on the loan by 0.5 percent (50 basis points) above what it would otherwise be under the other provisions of the Note or this Agreement. I will promptly provide any information you request regarding my accounts at other banks to enable you to determine whether I am complying with this paragraph.

As soon as practical and in any event no later than five business days after I acquire knowledge of it, I will provide you with written notice of (a) any default under any loan I have with you or any other lender, (b) the occurrence of any event that, with the giving of notice or the passage of time would constitute such a default or (c) the commencement or threat of any lawsuit or other proceeding or the occurrence of any other event that could have a materially adverse effect on me or any Guarantor of the Loan or on my or their ability to fully comply with all obligations under the Loan Documents or (d) any material adverse change in my business, property, assets, operations, financial or other condition or prospects (or the occurrence of any event that could reasonably be expected to have such an effect).

All of the Guarantors of the Loan and I shall at all times maintain, in the aggregate, a Global DSCR for each fiscal year, quarter, month and other period of at least 1.3:1. For these purposes, "Global DSCR" means the ratio of (a) my and the Guarantors net income after taxes, plus depreciation and amortization plus other noncash charges all as reasonably calculated by you to (b) all scheduled principal, interest or other payments on any of my indebtedness and on the indebtedness of any Guarantor.

It shall constitute a default under the Note if any event occurs that is a default under any other note or other debt or obligation I have to you, or if any event occurs that, with notice or time, would be such a default.

It shall constitute a default under this Note if any event occurs that is a default under any indebtedness I have with any other person or if any other event occurs that with notice or time would constitute such a default or allows any party to accelerate the maturity of any such indebtedness.

7. DEFAULT. I will be in default if any of the following events (known separately and collectively as an Event of Default) occur:

A. Payments. I fail to make a payment in full when due.

B. Insolvency or Bankruptcy. The death, dissolution or insolvency of, appointment of a receiver by or on behalf of, application of any debtor relief law, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against me or any co-signer, endorser, surety or guarantor of this Agreement or any other obligations I have with you.

C. Death or Incompetency. I die or am declared legally incompetent.

D. Business Termination. I merge, dissolve, reorganize, end my business or existence, or a partner or majority owner dies or is declared legally incompetent.

E. Failure to Perform. I fail to perform any condition or to keep any promise or covenant of this Agreement.

F. Other Documents. A default occurs under the terms of any other Loan Document.

G. Other Agreements. I am in default on any other debt or agreement I have with you.

H. Misrepresentation. I make any verbal or written statement or provide any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

I. Judgment. I fail to satisfy or appeal any judgment against me.

J. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

K. Name Change. I change my name or assume an additional name without notifying you before making such a change.

L. Property Transfer. I transfer all or a substantial part of my money or property.

M. Property Value. You determine in good faith that the value of the Property has declined or is impaired.

N. Material Change. Without first notifying you, there is a material change in my business, including ownership, management, and financial conditions.

O. Insecurity. You determine in good faith that a material adverse change has occurred in Borrower's financial condition from the conditions set forth in Borrower's most recent financial statement before the date of this Agreement or that the prospect for payment or performance of the Loan is impaired for any reason.

8. REMEDIES. After I default, you may at your option do any one or more of the following.

A. Acceleration. You may make all or any part of the amount owing by the terms of the Loan immediately due. If I am a debtor in a bankruptcy petition or in an application filed under section 5(a)(3) of the Securities Investor Protection Act, the Loan is automatically accelerated and immediately due and payable without notice or demand upon filing of the petition or application.

B. Sources. You may use any and all remedies you have under state or federal law or in any Loan Document.

C. Insurance Benefits. You may make a claim for any and all insurance benefits or refunds that may be available on my default.

D. Payments Made On My Behalf. Amounts advanced on my behalf will be immediately due and may be added to the balance owing under the terms of the Loan, and accrue interest at the highest post-maturity interest rate.

E. Attachment. You may attach or garnish my wages or earnings.

F. Set-Off. You may use the right of set-off. This means you may set-off any amount due and payable under the terms of the Loan against any right I have to receive money from you.

My right to receive money from you includes any deposit or share account balance I have with you; any money owed to me on an item presented to you or in your possession for collection or exchange; and any repurchase agreement or other non-deposit obligation. "Any amount due and payable under the terms of the Loan" means the total amount to which you are entitled to demand payment under the terms of the Loan at the time you set-off.

Subject to any other written contract, if my right to receive money from you is also owned by someone who has not agreed to pay the Loan, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement.

Your right of set-off does not apply to an account or other obligation where my rights arise only in a representative capacity. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.

You will not be liable for the dishonor of any check when the dishonor occurs because you set-off against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

G. Waiver. Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy. You do not waive a default if you choose not to use a remedy. By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

9. COLLECTION EXPENSES AND ATTORNEYS' FEES. On or after the occurrence of an Event of Default, to the extent permitted by law, I agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Agreement or any other Loan Document. Expenses include, but are not limited to, attorneys' fees, court costs and other legal expenses. These expenses are due and payable immediately. If not paid immediately, these expenses will bear interest from the date of payment until paid in full at the highest interest rate in effect as provided for in the terms of this Loan. All fees and expenses will be secured by the Property I have granted to you, if any. In addition, to the extent permitted by the United States Bankruptcy Code, I agree to pay the reasonable attorneys' fees incurred by you to protect your rights and interests in connection with any bankruptcy proceedings initiated by or against me.

10. APPLICABLE LAW. This Agreement is governed by the laws of Colorado, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law. In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Colorado, unless otherwise required by law.

11. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay the Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on the Loan, or any number of us together, to collect the Loan. Extending the Loan or new obligations under the Loan, will not affect my duty under the Loan and I will still be obligated to pay the Loan. You may assign all or part of your rights or duties under this Agreement or the Loan Documents without my consent. If you assign this Agreement, all of my covenants, agreements, representations and warranties contained in this Agreement or the Loan Documents will benefit your successors and assigns. I may not assign this Agreement or any of my rights under it without your prior written consent. The duties of the Loan will bind my successors and assigns.

12. AMENDMENT, INTEGRATION AND SEVERABILITY. This Agreement may not be amended or modified by oral agreement. No amendment or modification of this Agreement is effective unless made in writing and executed by you and me. This Agreement and the other Loan Documents are the complete and final expression of the understanding between you and me. If any provision of this Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

13. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Agreement.

14. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one Borrower will be deemed to be notice to all Borrowers. I will inform you in writing of any change in my name, address or other application information. I will provide you any correct and complete financial statements or other information you request. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

15. WAIVER OF JURY TRIAL. All of the parties to this Agreement knowingly and intentionally, irrevocably and unconditionally, waive any and all right to a trial by jury in any litigation arising out of or concerning this Agreement or any other Loan Document or related obligation. All of these parties acknowledge that this section has either been brought to the attention of each party's legal counsel or that each party had the opportunity to do so.

16. SIGNATURES. By signing, I agree to the terms contained in this Agreement. I also acknowledge receipt of a copy of this Agreement.

BORROWER:

Eldorado Artesian Springs, Inc.

By______________________________ Date______________
Douglas A. Larson, President

By______________________________ Date______________
Kevin M. Sipple, Vice President

By______________________________ Date______________
Jeremy S. Martin, Vice President

______________________________ Date______________
Douglas A. Larson
Individually

______________________________ Date______________
Kevin M. Sipple
Individually

______________________________ Date______________
Jeremy S. Martin
Individually

LENDER:

ANB Bank

By______________________________ Date______________
Art Nobles, Banking Officer III, VP